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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 24, 2002

ENVIRO RECOVERY, INC.
(Exact Name of Registrant as Specified in Charter)

TEXAS	000-29223	33-0507697
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)
2200 E. Lake Shore Drive, Ashland, Wisconsin		54806
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code		715-685-9663
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other

        On April 24, 2002, the stockholders of Enviro-Recovery, Inc., held a special meeting of the stockholders with the purposes of removing the existing directors and electing new directors. There are 101,016,803 shares of stock outstanding and entitled to vote and there were 68,128,699 shares of stock represented at the meeting by stockholders and proxies constituting a quorum.

        With respect to Resolution I, the removal of existing directors, 67,967,566 shares of stock voted for the removal of the directors, 159,533 voted against and 1600 abstained. The resolution required the affirmative vote of a majority of the shares of stock then entitled to vote and was approved.

        With respect to Resolution II, the election of directors, the shares of stock were voted as follows:

	FOR	AUTHORITY WITHHELD
John K. Tull	67,828,880	14,800
Jack Lowry	67,829,070	13,700
David "Caz" Neitzke	67,824,301	1,134,075

        A plurality of the shares of stock represented at the meeting was required to elect directors. The directors, as nominated, were elected.

Item 7.    Financial Statements, Pro Forma Financial Statements and Exhibits

  (a)
  Financial Statements

    None

  (b)
  Pro Forma Financial Information

    None

  (c)
  Exhibits

    None

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 24, 2002	ENVIRO RECOVERY, INC.

By: /s/ JOHN K. TULL John K. Tull Chief Executive Officer

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  Item 5. Other
  Item 7. Financial Statements, Pro Forma Financial Statements and Exhibits
SIGNATURES